Exhibit 99.1

AT THE COMPANY	AT FINANCIAL DYNAMICS
Marc S. Goldfarb	Erica Pettit / Leigh Parrish
Senior Vice President & General Counsel	General Information
201-405-2454	212-850-5600
FOR IMMEDIATE RELEASE
KID BRANDS, INC. ENHANCES COLLABORATION BETWEEN BRANDS
Kids Line and CoCaLo Operations to be Further Integrated,
While Maintaining Brand Identities;
President of CoCaLo to Become Senior Advisor to Kid Brands
Wayne, N.J. — September 2, 2010 — Kid Brands, Inc. (NYSE: KID) announced that it is taking the next step in the integration of certain operational and back-office functions of its Kids Line and CoCaLo brands. Kids Line and CoCaLo will each retain and enhance their separate brand identities and continue to maintain separate design and sales and marketing teams. These actions are intended to further improve synergies between these two businesses, both of which are located in Southern California and specialize in infant bedding and related nursery accessories and décor.
In connection with this enhanced collaboration, David Sabin, currently President of Kids Line, will have overall responsibility for the Kids Line and CoCaLo businesses. Renee Pepys-Lowe, who has served as President of CoCaLo, will become a senior advisor to Kid Brands through the end of 2011.
Bruce G. Crain, President and Chief Executive Officer of Kid Brands, commented, “The deeper collaboration between Kids Line and CoCaLo is the next step in the evolution of our growth strategy for these businesses. Importantly, we expect that the additional operational integration will further the coordination of these two design and product leaders, and drive greater synergies to deliver innovative and branded market-leading programs with our retailer partners.”
Mr. Crain concluded, “Since founding CoCaLo in 1998, Renee Pepys-Lowe has established the business as an industry leader for high-fashion infant bedding and accessories. CoCaLo’s several top-selling nursery décor collections in the industry are a testament to Renee’s leadership, as well as to the very talented team she has assembled at CoCaLo, and we are very enthusiastic about the momentum and growth prospects of both the CoCaLo and Kids Line businesses.”

Kid Brands, Inc.
Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and e-commerce retailers worldwide.
The Company’s operating business is composed of four wholly-owned subsidiaries: Kids Line, LLC; LaJobi, Inc; Sassy, Inc.; and CoCaLo, Inc. Through these subsidiaries, the Company designs and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and decor (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products pursuant to various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.kidbrandsinc.com.
Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “believe”, “expect”, “project”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, order backlog, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to those set forth under Item 1A, “Risk Factors”, of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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